SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2004

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25169	82-049021

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Harbor Square, Suite 202, Toronto, Ontario Canada M5J 2G2

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 416/364-2551

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 5, 2004, Generex Biotechnology Corporation issued a press release announcing that Generex raised $2,500,000 in a private placement of Units containing common stock and warrants. Under the terms of the transaction, Generex issued Units containing an aggregate 1,700,680 shares of common stock and warrants exercisable for 425,170 shares to 3 investors. The investors have the right to purchase an equal number of Units at the same price exercisable until 60 days after effectiveness of the registration statement covering resale of the shares in the initial Units. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated January 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated: January 6, 2004	/s/ Rose C. Perri

Rose C. Perri
Chief Operating Officer
(principal financial officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 6, 2004